Exhibit 99.8

Consent of Prospective Officer

I, D. H. Alderson, hereby consent to be named as a prospective officer of SAIC, Inc. in the Registration Statement on Form S-4 of SAIC, Inc. (Registration No. 333-128022), and any amendments thereto.

/S/ D. H. ALDERSON
D. H. Alderson

Dated: November 7, 2005